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                     LOCK-UP AND MARKET-OUT LETTER AGREEMENT


The Board of Directors
U.S. Interactive, Inc.
2012 Renaissance Boulevard
King of Prussia, PA 19406

Ladies and Gentlemen:

         In connection with the merger of Soft Plus, Inc., a California corporation and First Acquisition Co., a Delaware corporation and a wholly owned subsidiary of U.S. Interactive, Inc., a Delaware corporation ("USI"), pursuant to a certain Agreement and Plan of Merger dated February 1, 2000 (the "Merger Agreement"), the undersigned has received _________________________ unregistered shares of USI Common Stock, par value $0.001 per share (the "Shares").

1. In consideration of the execution of the Merger Agreement, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of USI, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares (including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission), or securities convertible into or exchangeable for shares of USI Common Stock (collectively, the "Restricted Securities"), owned by the undersigned in connection with the closing of the Merger Agreement, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 24 months after the closing date of the transaction contemplated by the Merger Agreement. The foregoing shall also apply to Restricted Securities that are registered by USI from time to time as contemplated in the Merger Agreement but not otherwise sold pursuant to the terms of the Merger Agreement.

2. The foregoing restriction shall lapse with respect to one-quarter of the Restricted Securities every six months beginning on a date six months following the closing date of the transaction contemplated by the Merger Agreement, resulting in the restriction on the disposition of the Restricted Securities described in Paragraph 1 above to lapse with respect to 100% of the Restricted Securities owned or beneficially owned by the undersigned on the second anniversary of the closing date of the transaction contemplated by the Merger Agreement.

3. The undersigned further agrees that, upon the request of USI's underwriters in the event USI becomes engaged in a firmly underwritten public offering of its Common Stock following the date hereof, any Restricted Securities owned or beneficially owned by the undersigned shall be or become subject to the restrictions on disposition described in Paragraph 1 for a period of time requested by such underwriters from the effective date of any such public offering (not to exceed six months) (regardless of whether such restrictions have lapsed with respect to any of the Restricted Securities as provided in Paragraph 2 above); provided, however, that the obligations under this Section 3 are conditioned upon each of the officers, directors and 1% shareholders of USI selling in such offering entering into and remaining subject to similar agreements with substantially the same restrictions.

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4.       Notwithstanding the foregoing the undersigned may make gifts of
         Restricted Securities or other securities convertible into, or exchangeable or exercisable for, Restricted Securities or other derivatives during the above-referenced lock-up and market out periods if the donee agrees in writing to be bound by the terms of this agreement for the remainder of the lock-up and market out periods.

5. In furtherance of the foregoing, the certificate representing the Restricted Securities issued to me will contain a restrictive legend pertaining to the above limitations on resale and that transfer instructions will be noted on the Company's stock transfer ledger with respect to the Restricted Securities. USI and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up and Market-Out Letter Agreement.

6. The undersigned understands that execution of this Lock-Up and Market-Out Letter Agreement is a condition to closing of the transaction contemplated by the Merger Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up and Market-Out Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                           Very truly yours,


                                           ____________________________________



Date:  _______________